Exhibit 99.5

PRICESMART, INC.

NOMINEE HOLDER CERTIFICATION

FOR RIGHTS TO ACQUIRE COMMON STOCK

The undersigned, a bank, broker, trustee, depositary or other nominee of rights (“Rights”) to purchase shares of common stock, par value $.0001 per share (“Common Stock”), of PriceSmart, Inc., a Delaware corporation (the “Company”), pursuant to the rights offering described and provided for in the Company’s prospectus dated                              , 2004 (the “Prospectus”), hereby certifies to the Company and to Mellon Investor Services LLC, as subscription agent for the offering of Rights, that the undersigned has exercised Rights to purchase the number of shares of Common Stock at the subscription price specified below pursuant to the subscription privilege (as described in the Prospectus) on behalf of beneficial owners of Rights, listing separately below the number of shares subscribed for with respect to each such exercised subscription privilege (without identifying any such beneficial owner):

	NUMBER OF SHARES OF COMMON STOCK OWNED ON THE RECORD DATE	NUMBER OF SHARES SUBSCRIBED FOR PURSUANT TO SUBSCRIPTION PRIVILEGE	SUBSCRIPTION PRICE

1.

2.

3.

4.

5.

6.

7.

8.

Provide the following information if applicable:

Depository Trust Company (“DTC”) Participant Number	DTC Basic Subscription Confirmation Number(s)

PARTICIPANT

By:
Name:
Title